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                                                                EXHIBIT (h)(17)

                                   APPENDIX C
                                       TO
               ADMINISTRATION AND FUND ACCOUNTING AGENCY AGREEMENT

                          Dated as of February 14, 2001

The following is a list of Investment Companies for which the Administrator shall serve under a Administration and Accounting Agency Agreement dated as of May 1, 1999 (the "Agreement"):

                       Nicholas Applegate Convertible Fund
                   Nicholas Applegate Emerging Countries Fund
                    Nicholas Applegate Global Blue Chip Fund
                   Nicholas Applegate Global Health Care Fund
                    Nicholas Applegate Global Technology Fund
                    Nicholas Applegate High Quality Bond Fund
                     Nicholas Applegate High Yield Bond Fund
                Nicholas Applegate International Core Growth Fund
             Nicholas Applegate International Small Cap Growth Fund
                Nicholas Applegate International Structured Fund
                    Nicholas Applegate Large Cap Growth Fund
                      Nicholas Applegate Latin America Fund
                     Nicholas Applegate Mid Cap Growth Fund
                     Nicholas Applegate Mini Cap Growth Fund
                       Nicholas Applegate Pacific Rim Fund
             Nicholas Applegate Short Intermediate Fixed Income Fund
                    Nicholas Applegate Small Cap Growth Fund
                       Nicholas Applegate Small Cap Value
                          Nicholas Applegate Value Fund
                    Nicholas Applegate Worldwide Growth Fund


IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund/Portfolio.

NICHOLAS APPLEGATE                                BROWN BROTHERS HARRIMAN & CO.

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INSTITUTIONAL FUNDS

BY:                                               BY:
NAME:                                             NAME:
TITLE:                                            TITLE:

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